UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 29, 2017
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 8.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On October 2, 2017, HealthSouth Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the amendment and restatement of its existing credit agreement.
Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.
Item 8.01. Other Events.
On September 29, 2017, the Company modified certain terms of its existing credit agreement by entering into the Fourth Amended and Restated Credit Agreement (the “2017 Credit Agreement”), by and among the Company, certain of its subsidiaries, Barclays Bank PLC, as administrative agent and collateral agent (the “Agent”), Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., Goldman Sachs Lending Partners LLC, and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and various other lenders from time to time.
The 2017 Credit Agreement amends the following provisions of the Company’s existing credit agreement:

1.	The maximum capacity under the revolving credit facility increases from $600 million to $700 million;

2.
The current term loan facility decreases to $300 million (approximately $410 outstanding as of June 30, 2017) with a net repayment of approximately $110 million of the prior term loan by draw under the revolving credit facility;

3.	The spread used to calculate the applicable interest rate on any outstanding revolving credit or term loan balances decreases by 25 basis points;

4.
In addition to the specified amounts and types of permitted investments, additional investments will be allowed so long as the senior secured leverage ratio is no greater than 2.00:1 after giving pro forma effect to those additional investments;

5.
In addition to the specified amounts and types of permitted restricted payments, additional restricted payments will be allowed so long as the senior secured leverage ratio is no greater than 2.00:1 (rather than the 1.75:1 threshold ratio applicable to this provision previously) after giving pro forma effect to those additional restricted payments;

6.
The maximum amount of permitted capital expenditures in a given year increases from $300 million to $350 million, which amount is in addition to any unused portion of the permitted amount from the prior year;

7.	The maximum leverage ratio in the financial covenants applicable for the periods ending on or before September 30, 2019 increases from 4.25x to 4.50x;

8.
The accordion feature permitting future increases in revolving borrowing capacity or new term loans, or both, increased from an aggregate amount not to exceed $300 million to the greater of (a) $870 million and (b) the Company’s adjusted consolidated EBITDA for the most recently completed four-quarter period, after giving pro forma effect to any additional borrowings; and

9.	The maturity date for both the revolving credit and term loan facilities moves from July 2020 to September 2022.

All other material terms of the existing credit agreement remain the same and are described in more detail in the Current Reports on Forms 8‑K and 8-K/A previously filed on November 1, 2010, November 23, 2010, May 11, 2011, August 13, 2012, June 11, 2013, September 24, 2014, December 23, 2014, June 25, 2015, and July 30, 2015. The 2017 Credit Agreement provides for other changes to the Company’s existing credit agreement that are not material to the agreement or the Company.
The Company’s obligations under the 2017 Credit Agreement are secured by the current and future personal property of the Company and its subsidiary guarantors. The Company’s obligations are guaranteed by the subsidiary guarantors pursuant to the amended and restated collateral and guarantee agreement (the “Collateral and Guarantee Agreement”), dated as of October 26, 2010, among the Agent, the Company, and its subsidiaries identified therein, which was previously filed as Exhibit 10.3 to the Current Report on Form 8-K/A on November 23, 2010.
The descriptions of the provisions of the Collateral and Guarantee Agreement and the 2017 Credit Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. A copy of the 2017 Credit Agreement is expected to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q if not otherwise filed prior to that. When filed, that Form 10-Q will also be available on the Company’s website at
http://investor.healthsouth.com under SEC filings.
Some of the lenders under the 2017 Credit Agreement and certain of their affiliates have engaged, and in the future may engage, in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.
Forward-Looking Statements
The information contained in this Current Report on Form 8-K, and any exhibits hereto, includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein. There can be no assurance that any estimates, projections, or forward-looking information will be realized. There may be differences between such estimates and actual events, and those differences may be material.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of HealthSouth Corporation, dated October 2, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

	By:	/s/ Douglas E. Coltharp
Douglas E. Coltharp
Executive Vice President and Chief Financial Officer

Dated: October 2, 2017